EXHIBIT 99.1

CONTACT:	Investor Relations

Suzanne Rosenberg

Vice President, Corporate Communications

201-267-8000

FD

Leigh Parrish/Stephanie Rich

212-850-5600

FOR IMMEDIATE RELEASE

MOVADO GROUP, INC. LAUNCHES STRATEGY TO LEVERAGE STRENGTH OF

MOVADO BRAND; OPTIMIZING DISTRIBUTION

~ Company Updates Guidance for Fiscal 2008 ~

~ Provides Initial Guidance for Fiscal 2009 ~

Paramus, NJ – February 25, 2008 -- Movado Group, Inc. (NYSE: MOV), today announced a unified strategy designed to leverage the strength of the Movado brand across all distribution channels. The Movado brand strategy will unite the areas of product development, merchandising, and marketing across the Company’s wholesale and retail channels. The Company intends to optimize its wholesale distribution network and enhance the performance of its Movado boutiques to contribute further to the brand’s long-term growth.

As part of the strategy, the Company expects to streamline the Movado brand wholesale distribution in the United States from 4,000 doors to approximately 2,600 doors, representing a 35% reduction, by the close of its fiscal year ending January 31, 2009. The closing of these least productive doors represents approximately $10 million of Movado brand sales, or less than 5% of the overall brand’s revenue and less than 2% of Movado’s Group’s consolidated revenue. The Company will continue to partner with retailers that it believes will support and enhance the Movado brand image and strategy.

Efraim Grinberg, President and Chief Executive Officer, commented, “Managing our brand proactively, we believe there are significant opportunities to harness the power of Movado across all channels of distribution and to build on the aspirational nature of the brand. We developed this comprehensive strategy following a thorough analysis of our brand, our retail customers, and our end-consumers. While we are cognizant of the economic environment in which we currently operate, we continue to take a long-term view of our business. We believe that by taking this decisive action now, it will allow us enhanced opportunities to generate strong sustained growth in the future.”

Fiscal 2008 Business Update and Initial Fiscal 2009 Guidance

Based on a weak macroeconomic environment and the aforementioned Movado brand strategy, the Company has updated its guidance for its year ended January 31, 2008 (fiscal 2008).  On a GAAP basis, Movado Group projects fiscal 2008 net sales will be approximately $559 million, which includes approximately $31 million of excess discontinued product sales. The Company’s updated sales guidance includes the effects of lower holiday replenishment sales and a one-time accrual of $15 million for product returns associated with the Company’s closing of certain wholesale doors, as described above. Excluding the aforementioned discontinued product sales and accrual for product returns, fiscal 2008 net sales are projected to be approximately $543 million compared to the Company’s previous guidance for net sales of approximately $560 million.

On a GAAP basis, Movado Group now projects fiscal 2008 diluted earnings per share will range between $2.15 and $2.20.  This includes an approximate $21 million net realized tax benefit, or $0.74 per fully diluted share, from the resolution of a tax examination by the Internal Revenue Service and the further utilization of the NOL acquired with Ebel in fiscal 2005. This was partially offset by a $0.24 per fully diluted share impact related to the aforementioned accrual for product returns. The Company anticipates fiscal 2008 adjusted diluted earnings per share will range between $1.65 and $1.70, excluding the aforementioned net tax benefit and the accrual for product returns. This range compares to the Company’s previous guidance of adjusted diluted earnings per share in the range of $1.74 to $1.78 and actual adjusted diluted earnings per share of $1.54 recorded in fiscal 2007.

Rick Coté, Executive Vice President and Chief Operating Officer, stated, “We believe now is the opportune time to further invest in our business and better position Movado for long-term growth. We recognize the uncertain consumer spending environment, however, our Company has the financial strength and flexibility to successfully implement this strategy. We continue to deliver on the fundamental metrics of our business with projected adjusted gross margins in excess of 63% -- excluding discontinued product sales and the accrual for product returns, exceptional cash flow generation and a strong cash position in excess of $160 million at year-end.”

The Company today also initiated financial guidance for fiscal 2009.  Movado Group projects fiscal 2009 net sales will be in the range of $555 million to $565 million. On a GAAP basis, diluted earnings per share for fiscal 2009 are expected to be approximately $1.65 to $1.72, based on a projected tax rate of 24%. This guidance reflects management’s expectation of a continuing weak macroeconomic environment. It also includes an approximate $0.20 per fully diluted share negative impact related to expected wholesale door closings, certain expenses related to the Company’s ERP implementation, and severance costs to be completed as part of the Company’s Movado brand strategy.

The Company’s management will host a conference call tomorrow, February 26th at 8:30 a.m. Eastern Time to discuss the Movado brand strategy and updated business outlook. The conference call may be accessed by dialing (973) 582-2741 and also via audio webcast at www.movadogroup.com. A replay of the conference call will be available through Tuesday, March 4, 2008 by dialing (706) 645-9291 (conference ID 36443261) and an archive of the webcast will be available for 90 days following the conclusion of the conference call.

The Company plans to announce its fully audited fourth quarter and fiscal 2008 results on March 27, 2008.

Movado Group, Inc. designs, manufactures, and distributes Movado, Ebel, Concord, ESQ, Coach, Tommy Hilfiger, HUGO BOSS, Juicy Couture and LACOSTE watches worldwide, and operates Movado boutiques and company stores in the United States.

In this release, the Company presents certain adjusted financial measures that are not calculated according to generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures are designed to complement the GAAP financial information presented in this release because management believes they present information regarding the Company that management believes is useful to investors. The non-GAAP financial measures presented should not be considered in isolation from or as a substitute for the comparable GAAP financial measure.

The Company is presenting net sales and gross margin excluding excess discontinued product sales and a one-time accrual for product returns associated with the new Movado brand strategy because the Company believes that it is useful to investors to eliminate the effect of these unusual items in order to improve the comparability of the Company’s results for the periods presented.

The Company is also presenting adjusted diluted earnings per share, which are diluted earnings per share excluding the diluted earnings per share impact of a tax settlement with the IRS, the further utilization of NOLs from the Ebel acquisition and the one-time accrual for product returns. Management believes that presenting adjusted diluted earnings per share is useful for investors because it improves comparability of results for the periods presented by eliminating items that affect those line items that are not expected to recur, although such items may, in fact, recur in the future.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company has tried, whenever possible, to identify these forward-looking statements using words such as “expects,” “anticipates,” “believes,” “targets,” “goals,” “projects,” “intends,” “plans,” “seeks,” “estimates,” “may,” “will,” “should” and similar expressions. Similarly, statements in this press release that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements and levels of future dividends to differ materially from those expressed in, or implied by, these statements. These risks and uncertainties may include, but are not limited to: actual or perceived weakness in the U.S. and global economy and fluctuations in consumer spending and disposable income, the Company’s ability to successfully implement the new Movado brand strategy, the ability of the new Movado brand strategy to improve the Company’s net sales, profitability and other results of operations, the Company’s ability to successfully introduce and sell new products, the Company's ability to successfully integrate the operations of newly acquired and/or licensed brands without disruption to its other business activities, changes in consumer demand for the Company’s products, risks relating to the fashion and retail industry, import restrictions, competition, seasonality, commodity price and exchange rate fluctuations, changes in local or global economic conditions, and the other factors discussed in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this press release are likely to cause these statements to become outdated with the passage of time.

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